UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2016

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)

 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of Certain Officers
Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated December 8, 2015, and effective upon completion of the merger under which Fox Chase Bancorp ("Fox Chase") will merge with and into Univest Corporation of Pennsylvania (the "Corporation" or "Univest") (the "Merger"), Univest has appointed, effective upon closing the Merger, Thomas M. Petro, Todd S. Benning and Roger H. Ballou to the Corporation’s Board of Directors. Mr. Petro, Mr. Benning and Mr. Ballou currently serve as members of Fox Chase's Board of Directors.
Mr. Petro will be appointed to serve as a Class I Director with a term expiring at the 2018 annual shareholders meeting. Mr. Petro has been President and Chief Executive Officer of Fox Chase Bank since June 2005. Before joining Fox Chase Bank, Mr. Petro served as President and Chief Executive Officer of Northeast Pennsylvania Financial Corp. and its principal subsidiary, First Federal Bank in Hazelton, Pennsylvania. Before joining First Federal Bank, Mr. Petro was a principal with S.R. Snodgrass, LLC. Mr. Petro also served as Executive Vice President of the Bryn Mawr Trust Company, President of the Bryn Mawr Brokerage Company and Chairman of Bryn Mawr Asset Management. He began his banking career with Mellon Bank in Pittsburgh, Pennsylvania. Mr. Petro is Chair of the Audit Committee of Eastern University. He is an appointee of the Federal Reserve Board of Governors to the Community Depository Institution Advisory Council and past Chairman of the Pennsylvania Bankers Association. Mr. Petro is a graduate of Point Park College in Pittsburgh, Pennsylvania and holds both a B.S. Business Management and an A.S. Banking.
Mr. Benning will be appointed to serve as a Class II Director with a term expiring at the 2019 annual shareholders meeting. Mr. Benning is a founding stockholder of Dunlap & Associates, PC, a full-service certified public accounting firm located in Chalfont, Pennsylvania. He serves as the firm’s Director of Taxation and has over thirty years of experience in public accounting. Mr. Benning earned a Master of Taxation degree from Villanova University and is a graduate of Geneva College where he earned degrees in Accounting and Business Administration.
Mr. Ballou will be appointed to serve as a Class III Director with a term expiring at the 2017 annual shareholders meeting. Mr. Ballou served until January 2011 as the President and Chief Executive Officer and a director of CDI Corporation (NYSE: CDI), a company that offers engineering, information technology and professional staffing solutions. Before joining CDI, Mr. Ballou served as Chairman and Chief Executive Officer of Global Vacation Group and as a senior advisor to Thayer Capital Partners. Previously, he was President and Chief Operating Officer of Alamo Rent-a-Car. Before joining Alamo, for more than 16 years, he held several positions with American Express, culminating in his appointment as President of the Travel Services Group. Mr. Ballou is also a director of Alliance Data Systems (NYSE: ADS) and RCM Technologies, Inc. (Nasdaq: RCMT). Mr. Ballou received a B.S. in Economics from the University of Pennsylvania’s Wharton School and an M.B.A. from Dartmouth College’s Amos Tuck School.
Under the terms of the Merger Agreement, the Corporation agreed to nominate Mr. Petro, Mr. Benning and Mr. Ballou for an additional three-year term at the completion of their first term on the Corporation’s Board of Directors. Such individuals will receive compensation in accordance with the policies of the Corporation relating to director compensation, which currently consists of the following payments to each Corporation non-employee director: an annual retainer of $18,000 and 1,000 shares of restricted stock (with a two-year vesting period), a fee of $900 for each board meeting attended, and between $550 and $800 for each committee meeting attended, depending on the committee.
In addition, Univest has appointed, effective upon closing the Merger, Roger S. Deacon, as Senior Executive Vice President and Chief Financial Officer of Univest and Univest Bank and Trust Co. Mr. Deacon has served as Executive Vice President and Chief Financial Officer of Fox Chase and Fox Chase Bank since April 2008. Mr. Deacon holds a B.S. in Business Administration from Bucknell University, majoring in accounting with a concentration in finance.

Item 5.07	Submission of Matters to a Vote of Security Holders
At a Special Meeting of Shareholders on June 14, 2016 ("Special Meeting"), shareholders of the Corporation, parent company of Univest Bank and Trust Co., voted to approve the Merger Agreement dated December 8, 2015, by and between the Corporation and Fox Chase, parent company of Fox Chase Bank, which provides for, among other things, the merger of Fox Chase with and into the Corporation, and the merger of Fox Chase Bank with and into Univest Bank and Trust Co. The record date for shareholders entitled to notice of, and to vote at, the Special Meeting was April 29, 2016.

As of such record date, there were 19,616,172 shares of the Corporation's voting common stock issued and outstanding and entitled to be voted at the Special Meeting. Of such shares,14,498,687 shares were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. Shareholders cast votes as follows:

For	Against	Abstain
13,945,985	478,873	73,829

In connection with the Special Meeting, the Corporation also solicited proxies with respect to a proposal to authorize the board of directors to adjourn the Special Meeting, if necessary to solicit additional proxies, in the event there were not sufficient votes at the time of the Special Meeting to approve the Merger Agreement. The adjournment proposal was not submitted to the shareholders of the Corporation for approval at the Special Meeting because there were sufficient votes to approve the Merger Agreement.

Item 8.01	Other Events
On June 14, 2016, Fox Chase held its Special Meeting of shareholders, at which its shareholders approved the Merger Agreement. As described under item 5.07 of this Form 8-K, shareholders of the Corporation approved the Merger Agreement on June 14, 2016, and, accordingly, all required shareholder approvals have been obtained in connection with the Merger.
As previously announced on May 23, 2016, the Corporation has received all required regulatory approvals to complete the transaction. The Corporation and Fox Chase expect to complete the merger effective July 1, 2016, subject to satisfaction or waiver of a number of customary closing conditions set forth in the Merger Agreement.
On June 14, 2016, the Corporation issued a press release relating to the receipt of required approvals for the transaction. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Important Additional Information

Univest has filed a Registration Statement (No. 333-209759) with the United States Securities and Exchange Commission (“SEC”), which contains a joint proxy statement/prospectus and other documents regarding the proposed merger. The joint proxy statement/prospectus sets forth complete details on the merger. Shareholders of Univest and Fox Chase are urged to read the Registration Statement and the joint proxy statement/prospectus regarding the merger, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents because they will contain important information. A free copy of the joint proxy statement/prospectus, as well as other filings containing information about Univest and Fox Chase, may be obtained at the SEC's website at http://www.sec.gov. In addition, copies of the joint proxy statement/prospectus can also be obtained free of charge by directing a request to Univest Corporation of Pennsylvania, Univest Plaza, 14 North Main Street, Souderton, PA 18964, attention: Corporate Secretary (telephone: 877-723-5571), or from the “Investor Relations” section of Univest’s web site at http://www.univest.net; or to Fox Chase Bancorp, Inc., 4390 Davisville Road, Hatboro, Pennsylvania 19040, attention: Jerry D. Holbrook (telephone: 215-682-4107).

Item 9.01	Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on June 14, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Senior Executive Vice President, Chief Financial Officer
Date: June 14, 2016

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on June 14, 2016.